Exhibit 10.41

December 10, 2024

Ms. Colleen Schmidt
c/o Altice USA, Inc.
1 Court Square
Long Island City, NY 11101

Dear Colleen:
In order to ensure a seamless and successful transition to the next Executive Vice President, Human Resources (“EVP, HR,” and your successor, the “Successor”) of Altice USA, Inc., a Delaware corporation (the “Company”), you and the Company agree to the terms of this transition Agreement (this “Agreement”), which confirms the changes to your relationship with the Company and its subsidiaries and affiliates (together with the Company, the “Company Group”), and further sets forth the terms of your advisory services to the Company. Your resignation from the Company shall become effective on March 28, 2025, or such earlier date as your employment with the Company terminates due to your resignation or a termination for Cause (the “Separation Date”).
1.Transition Period and Separation.
a)Effective December 31, 2024 (the “Transition Date”), you and the Company agree that you will cease to be employed as the Company’s EVP, HR and will immediately become employed as a non-executive Senior Advisor to the CEO until the Separation Date (“Transition Period”). Accordingly, you will no longer serve as an executive officer or Section 16 reporting person of the Company. Until the Separation Date, you shall cooperate with the Company to transition the EVP, HR duties to your successor and, in your capacity as Senior Advisor to the CEO, you shall advise the CEO on, and continue to provide operational advice to the Company and perform such other duties in all cases consistent with your experience as the Company may reasonably request from time to time.
b)Through the Separation Date, you will continue to receive your current annual base salary of $400,000, subject to reduction for applicable withholding taxes and deductions, and paid in accordance with the Company's usual and customary payroll practices, and you will continue to participate in the Company’s benefit plans, subject to the terms thereof, in a manner consistent with your employment as of the date of this Agreement.
c)Effective on the Transition Date, you will resign from your role as EVP, HR of the Company, as well as any and all titles, positions and appointments you hold with the Company or any member of the Company Group, whether as an officer, director, trustee, committee member, agent or otherwise, other than your employment as Senior Advisor to the CEO, which employment shall terminate on the Separation Date. Accordingly, effective as of the Transition Date, without the prior approval of the Chief Executive Officer of the Company, you shall have no authority to act on behalf of any member of the Company Group and shall not hold yourself out as having such authority to enter into any agreement or incur any obligations on behalf of any member of the Company Group, commit any member of the Company Group in

December 10, 2024

any manner or otherwise act in an executive or other decision-making capacity with respect to any member of the Company Group. You agree to promptly execute such documents as reasonably necessary to effect such resignations.
d)Incentive Awards. Subject to the terms herein, you shall be eligible to continue to vest in your outstanding cash and equity-based incentive compensation awards that vest on or before the Separation Date (the “Outstanding Awards”). The Outstanding Awards shall be subject to the terms and conditions of the plan documents and associated award agreements.
e)Altice USA Bonus. You will remain eligible to participate in the Company’s 2024 Bonus Plan (the “Altice USA Bonus”) approved by the Company’s Board of Directors for calendar year 2024. This Alice USA Bonus will be calculated based upon your actual base salary paid to you in 2024. This amount, subject to reduction for applicable withholding taxes and deductions, will be payable to you if and when such bonuses are generally paid to similarly situated active employees and will be based on your 2024 annual target bonus percentage of 100% of your base salary as of the Separation Date, as well as business performance as determined by the Company in its sole discretion, but without adjustment for your individual performance. To the extent the Compensation Committee of the Board of Directors decides to provide a discretionary positive adjustment to the business performance factor used to determine the 2024 Altice USA Bonus for similarly situated executives (direct reports to the CEO who participate in the Corporate Plan), the same discretionary positive adjustment to the business performance factor will be utilized in determining your 2024 bonus.
2.Separation Benefits.
Upon the Separation Date you will be entitled to Separation Benefits described in this section, provided, that (i) you execute and do not revoke the Separation Agreement, attached hereto as a preview copy (Exhibit A), prior to the applicable revocation period stated therein, and (ii) you continue to comply with any confidentiality, non-disparagement and any other restrictive covenants applicable to you. If, prior to the Separation Date, the Company terminates your employment for Cause (defined below), or you voluntarily resign for any reason, you will be entitled to receive only the base salary and earned or accrued, but unpaid, benefits up to the final date of your employment. If you were to die prior to receiving the Separation Benefit defined under Section 2(a) of the Separation Agreement, the Separation Benefits set forth under Section 2(a) shall be paid to your estate in the form of a single lump sum as soon as reasonably practicable.
a)Separation payments. The Company will pay you $400,000.00, subject to reduction for applicable withholding taxes and deductions (the “Separation Payment”). The Separation Payment will be paid to you in biweekly installments for the twelve (12) month period following the Separation Date, until it is paid in full in accordance with the Company’s prevailing payroll practices.
b)Health Coverage. Your Company-sponsored medical, dental and vision coverage, if any, will continue through the last day of the month in which the Separation Date occurs. Thereafter, you, and your eligible dependents, if any, may be eligible to obtain continuation coverage for a period of time thereafter pursuant to the federal COBRA statute by returning an election form and paying the required premiums on a timely basis, including a 2% COBRA administration premium. If you elect COBRA coverage, the Company will subsidize your COBRA payments for a period of three (3) months from the first day of the month following the month in which the Separation Date occurs so that you will continue to receive such benefits at the active employee rate. Further details regarding COBRA coverage and any necessary forms will be sent to you under separate cover.

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c)Continued Compliance. Without waiver of the Company’s remedies for any breach of this Agreement, all amounts and other benefits paid, or due to you, hereunder are expressly conditioned on your not, at any time, being in breach of this Agreement.
d)No Other Separation Benefits, Payment, Consideration or Severance Benefits. For purposes of this Agreement, the consideration set forth in this Section 2 shall be referred to as the “Separation Benefits.” The Separation Benefits represent a complete settlement, release and waiver of any claims for allegedly lost wages, benefits, bonuses, or other compensation, mental, physical or other personal injuries, pain and suffering, and costs in connection with any other relief you may seek or claim you may have against the Company, through the date of this Agreement. You hereby confirm that all monies or remuneration of any kind or nature due to you previously have been paid. You agree that no other monies or relief are due to you, other than the payments provided for in this Agreement in consideration of your general release of all claims that you have, may have or may have had against the Releasees (as defined in Section 3(a) below), except as otherwise set forth in this Agreement. If you were to die prior to receiving the final installment of your Separation Benefit under Section 2(a), or the payment of the Altice USA Bonus under Section 2(c), any remaining unpaid installments of the Separation Benefits under Section 2(a) shall be paid to your estate in the form of a single lump sum as soon as reasonably practicable, and any unpaid Altice USA Bonus under Section 2(b) shall be paid to your estate in the regular course.
e)Nothing in this Agreement alters your employment at will status or shall be construed as a contractual guarantee of employment. Your employment is considered “at will” and may be discontinued by either you or the Company, with or without cause, at any time.
3.Termination for Cause.
a)Your employment with the Company may be terminated by the Company for Cause at any time without notice. Should your employment be terminated for Cause, the Separation Date shall be the date of such termination and there shall be no Transition Period. Upon a termination by the Company for Cause of your employment with the Company, (x) all of your outstanding cash and equity awards granted by the Company shall be immediately forfeited for no consideration and (y) you shall have no further right to receive any other compensation or benefits from the Company or any member of the Company Group other than your accrued and unpaid base salary, if any, through and including the date of termination and any other amounts or benefits required to be paid or provided to you by applicable law.
b)For purposes of this Agreement, “Cause” shall mean the termination of your employment or the Advisory Period due to: (i) your substantial failure to perform your duties as an employee of the Company or as provided under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness), as reasonably determined by the Board of Directors of the Company or a committee thereof; (ii) performance by you of any act or failure to perform any act that is materially injurious or to the detriment of the Company Group; (iii) intentional misconduct by you or breach by you of a material policy of any member of the Company Group that has been made available to you; (iv) commission by you of, admission to, conviction of, or entering a plea of nolo contendere to or imposition of unadjudicated probation of, any felony or crime involving moral turpitude, or the commission of any other act involving theft, dishonesty, conflict of interest, breach of trust or physical or emotional harm to any person or property; (v) any act or substantial involvement in an act that could reasonably be expected to bring the Company or the Company Group into public disrepute, scandal, contempt or ridicule that shocks, insults or offends a substantial portion or group of the public; (vi) misappropriation of funds or fraud by you with respect to any member of the Company Group or any person with which any member of the Company Group does business; (vii) violation of any fiduciary duty owed to any member of the Company Group; or (viii) a material breach of this Agreement by

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you. Whether or not an event giving rise to “Cause” occurs shall be determined solely by the Board of Directors of the Company or a committee thereof, acting reasonably.
4.Covenants.
a)In your performance of the services hereunder or otherwise, you may come into contact with, become aware of or develop information, data or communications of a commercially sensitive, proprietary nature which, if disclosed, could have an adverse effect on the Company’s standing in the community, its business reputation, operations or competitive position or the standing, reputation, operations or competitive position of any of its affiliates (“Confidential Information”). Confidential Information belongs to the Company. Confidential Information includes, but is not limited to: financial data; customer, vendor or shareholder lists or data; advertising, business, sales or marketing plans, tactics and strategies; projects; technical or strategic information about any of the Company's businesses; plans or strategies to market or distribute the services or products of such businesses; plans, tactics, or strategies for third-party negotiations, including but not limited to planned or actual collective bargaining negotiations; economic or commercially sensitive information, policies, practices, procedures or techniques; trade secrets and other intellectual property; merchandising, advertising, marketing or sales strategies or plans; litigation theories or strategies; terms of agreements with third parties and third party trade secrets; non-public information regarding companies other than the Company and its affiliates that you come into contact with during the course of performing the services hereunder; information about the Company’s shareholders, directors, employees, compensation or other human resources policies, plans and procedures, or any other non-public material or information relating to the Company’s business activities, communications, ventures or operations. You agree to protect the Company’s Confidential Information now and into the future and not to use, disclose or access such Confidential Information except in furtherance of the Company’s business. In addition, you will not make copies of the written versions of Confidential Information and will not discuss with, or disclose to, any third-party Confidential Information without the prior written consent of the Company. You further represent that all Confidential Information provided by the Company to you will remain confidential and will be provided only to those of your employees or agents working directly on the Company’s behalf on such basis as is necessary for the performance of the services hereunder. Notwithstanding the foregoing, the obligations of this Section 5(a), other than with respect to subscriber information, shall not apply to Confidential Information that is already in the public domain through no breach by you, or is specifically exempted in writing from the applicability of this Agreement.
b)The parties agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any media whatsoever) developed or prepared by you or by your employees or representatives or with your cooperation during the course of your employment by the Company or in the course of performing the Advisory Services, in each case that are related to the Company or its business (the “Products”). The Company will have the sole and exclusive authority to use the Products in any manner that it deems appropriate, in perpetuity, without additional payment to you.
c)Notwithstanding any provision herein to the contrary, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if

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such filing is made under seal. In addition, pursuant to the DTSA, if you file a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, you may disclose the Company Group’s trade secret to your attorney and use the trade secret information in the court proceeding, if you (x) file any document containing the trade secret under seal and (y) do not disclose the trade secret, except pursuant to court order.
d)You agree that during and after your service with the Company, you will not make any negative comments or otherwise disparage any member of the Company Group or any member’s officers, boards or individual directors, employees, shareholders or agents. The Company represents, warrants and agrees, to instruct, in writing, its Executive Leadership Team not to engage in any publicly disparaging conduct including, but not limited to, making directly or indirectly disparaging or negative statements that are intended to or are reasonably likely to do damage to the good will of, or your business or personal reputation.
e)Nothing contained in this Agreement shall prohibit or prevent you from (a) filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblowing proceeding or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.), (b) making truthful statements or disclosures about alleged unlawful employment practices or workplace discrimination, which is defined to include any form of unlawful work- or workplace-related discrimination, harassment, retaliation, wage and hour violations, sexual assault that is actionable under applicable state law or Title VII of the Civil Rights Act of 1964 or any other related state or federal rule or law that is enforced by the Equal Employment Opportunity Commission or similar state agency or (c) making any disclosure or statement (e.g., the disclosure of the underlying facts and circumstances relating to any claim or action involving workplace discrimination or harassment) that an employer may not contractually prohibit an employee from making under applicable law.
f)All documents, records, and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company Group, and any copies (including, without limitation, electronic), in whole or in part, thereof (the “Document(s)”), whether or not prepared by you, shall be the sole and exclusive property of the Company, except that this provision shall not apply to documents, records or files that are already in the public domain or generally available to the public through lawful and permissible means, and not because of your breach of any obligations, fault or negligence. Except as required for the proper performance of your service to the Company or as expressly authorized in writing in advance by the Company, you will not copy any Documents or remove any Documents or copies or derivatives thereof from the premises of the Company Group. You will safeguard and return to the Company immediately upon the end of the Advisory Period, and at such other times as may be specified by the Company, all Documents and other property of the Company Group and all documents, records and files of its customers, subcontractors, vendors and suppliers (the “Third-Party Document(s)”), as well as all other property of such customers, subcontractors, vendors and suppliers then in your possession or control. If a Document or Third-Party Document is on electronic media, you must surrender the electronic media, including any Document or Third-Party Document included thereon and any copies of the same. You shall not delete or otherwise overwrite any hard copy or electronic media Document or Third-Party Document unless expressly directed to do so by the Company’s General Counsel in writing. Upon request of any duly authorized officer of the Company, you will disclose all passwords necessary or desirable to enable the Company to obtain access to the Documents and Third-Party Documents. Notwithstanding any provision of this Agreement to the contrary, you shall be permitted to retain copies of all Documents evidencing your hire, equity, compensation rate and benefits, this Agreement, and any other agreements between you and the Company that you have signed or electronically accepted.

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g)You acknowledge that your services under this Agreement are of a specific, unique and extraordinary character and that your breach or threatened breach of the provisions set forth in this Sections, which expressly survive the termination of your services and this Agreement, will cause irreparable injury to the Company for which monetary damages alone will not provide an adequate remedy. Accordingly, in addition to any rights or remedies the Company may have available to it under this Agreement or otherwise, it also shall be entitled to an injunction to be issued by any court of competent jurisdiction, restraining you from committing or continuing any violation of this Agreement.
5.Release.
In consideration for receiving the benefits described herein, and the Separation Benefits described in Section 2 of the Separation Agreement, you agree that:
(a)You, on behalf of yourself, your heirs, executors, administrators and/or assigns, do hereby release and discharge the Company together with its direct and indirect parent companies, subsidiaries, affiliates, joint ventures, partners, and related entities, past, present and future, and any of its or their predecessors, successors and assigns, and any of its or their officers, directors, employees, consultants, agents, insurers, reinsurers, shareholders, representatives and assigns, past, present and future, (collectively with the Company, the “Releasees”), of and from any and all legally waivable suits, debts, complaints, claims, liabilities, demands or causes of action, or any right to any other monetary recovery or personal relief, known or unknown, of whatever nature, which you, or any of your heirs, executors, administrators, and assigns ever had or now have against each or any of the Releasees, based upon or arising from any fact or set of facts, whether known or unknown to you, from the beginning of time to the date of execution of this Agreement, including, without limitation, any and all claims arising out of or relating to your employment by the Company or the separation of your employment (the “Release”). Without limiting the generality of the foregoing, this Release includes any claim or right based upon or arising under any federal, state or local law regarding fair employment practices, equal opportunity in employment, employment discrimination, retaliation, harassment, leaves of absence, payment of wages or benefits, working conditions, termination of employment, whistleblowing, or otherwise regulating employment, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, each as amended, and any and all other federal, state or local statutory or common law claims, now or hereafter recognized, including but not limited to, any claims for economic loss, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs.
(b)The Release excludes: claims arising after you sign this Agreement; claims for breach of this Agreement; claims to any vested benefits to which you are entitled under any of the Company's employee benefit plans, in accordance with the terms of the applicable plan documents; and claims that cannot be waived, such as claims for unemployment or workers' compensation, claims arising under the Federal Fair Labor Standards Act or applicable state wage and hour laws, and any claims that cannot be waived as a matter of law. Neither the Release nor anything else in this Agreement limits your rights to file a charge with any administrative agency (such as the U.S. Equal Employment Opportunity Commission or a state fair employment practices agency) or to participate in an agency investigation or other administrative proceeding. However, you give up all rights to any money or other personal benefit from any administrative charge, investigation, or other administrative proceeding.

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(c)You further agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding, or if any person, organization, or other entity has filed, charged, claimed, sued, or caused or permitted to be filed any civil action, suit or legal proceeding, against any of the Releasees involving any matter encompassed by the Release, you are not entitled to and will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding.
(d) You affirm that you have reported to the Company in writing any work-related physical or mental injury, illness or impairment, which you may have experienced.
6.Choice of Law; Forum; Waiver of Jury Trial; Contract Interpretation.
a)This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York without reference to its conflict of law principles.
b)The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York with respect to the interpretation and enforcement of the provisions of this Agreement, and each of the parties hereby waives, and agrees not to assert as a defense, that he or it is not subject thereto or that the venue thereof may not be appropriate. Each of the parties hereby agrees that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.
c)Each of the parties hereby waives any right to a jury trial on any issue in any controversy relating to, arising out of, pertaining to or affecting this Agreement, your employment by the Company and/or the separation of your employment, including, but not limited to, any federal or state statutory or common law claims, including, but not limited to, any right to a jury trial provided by statute, the Seventh Amendment to the United States Constitution, or any other authority.
d)Any court hearing any dispute between the parties shall have the authority to award attorneys’ fees and costs to the prevailing party.
e)Each of the parties hereby agrees that the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning and not strictly for or against you or the Company.
7.Miscellaneous.
a)With respect to the subject matter hereof, this Agreement and the Exhibit attached hereto, together with the Agreements for the Outstanding Awards, set forth the entire agreement between you and the Company, and, except as otherwise expressly set forth herein, supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, regarding the same, and shall not be limited by any future agreements between the parties.
b)The rights and obligations set forth in this Agreement that, by their terms, extend beyond the termination of this Agreement or the termination of your services to the Company shall survive such terminations.
c)You acknowledge and agree that, to the extent the Company adopts any clawback or similar policy, whether in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, or otherwise, you shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or

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appropriate to implement or enforce that policy). Notwithstanding the foregoing, and to the extent permitted by law, the Company may deduct any amounts owed by you to the Company from any compensation owed to you, including wages and bonuses. If the amounts owed to you are insufficient to repay the value of the amounts owed by you to the Company, you hereby agree to repay the balance of such amounts to the Company.
d)All payments provided under this Agreement, other than payments made pursuant to a plan that provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
e)All payments made or benefits provided to you under this Agreement shall be reduced by any applicable withholding taxes and other authorized deductions.
f)The intent of the parties is that the benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or are exempt therefrom and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered in compliance therewith. A termination of employment shall not be deemed to have occurred for purposes of the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) provides for the “deferral of compensation” within the meaning of Section 409A, the payment shall be delayed as required due to you being a “specified employee” within the meaning of Section 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.
g)The provisions of this Agreement are severable, and no breach of any provision of this Agreement by the Company, or any other claimed breach of contract or violation of law, shall operate to excuse your obligation to fulfill the requirements of this Agreement. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law.
h)Neither party shall assign, transfer or subcontract this Agreement or any of its obligations hereunder without the other party’s express, prior written consent. Notwithstanding the foregoing, the Company may assign this Agreement to an entity under its operation, management or control or to a purchaser of all, or substantially all, of its assets.
i)This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by each of the parties hereto.

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If the foregoing Agreement is acceptable to you, please execute and return to me the copy of this Agreement, which I have enclosed for your convenience.

Sincerely,

/s/ Michael Olsen
_________________________
General Counsel and CCRO
Altice USA, Inc.

You have read and fully understand the terms of this Agreement and have been advised to consult with an attorney before executing this Agreement.

You freely and knowingly, and after due consideration, enter into this Agreement intending to waive, settle and release all claims you have or might have against Releasees. You waive your right to have been provided with twenty-one (21) days to review and consider all of the terms and provisions of this Agreement and decide whether to sign the Agreement.

Accepted and agreed to:

/s/ Colleen R. Schmidt
_________________________
Colleen R. Schmidt

12/10/2024
_________________________
Date

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EXHIBIT A (Separation Agreement)

(Remainder of Page Intentionally Left Blank)

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Preview Document; For Informational Purposes Only
Execution Copy Shall Be Provided On Or After Your Separation Date

March [●], 2025
Colleen Schmidt
[●]

Dear Colleen:

    As you know, your employment relationship with Altice USA, Inc. (the “Company” as defined more fully in Section 3(a) below) ceased as of March 28, 2025 (the “Separation Date”). We are prepared to provide you with certain Separation Benefits (as defined in Section 2 below) as set forth in this Agreement (the “Agreement”) in exchange for your executing, delivering and performing all of the terms, conditions and obligations applicable to you under this Agreement. To receive the Separation Benefits set forth in Section 2 below, you must execute the Agreement by Adobe Sign™ electronic signature, no later than [●]. Upon executing the agreement by Adobe Sign™, a signed copy of the Agreement will automatically be transmitted to the Company. You also will receive the signed copy. This Agreement shall become automatically null and void after [●] unless it is executed by you no later than [●].
You acknowledge and agree that the Separation Benefits provided to you herein are in exchange for your promises, representations, releases, agreements and obligations contained herein and are valuable and sufficient consideration to which you would not otherwise be entitled. Now, therefore, you and the Company agree as follows:
1.    Separation of Employment/Effect on Benefits
(a)    Separation of Employment. Your employment terminated as of the close of business on the Separation Date. As of that date, you ceased to accrue credit toward 401(k) vesting or any other benefits, except as set forth in the Transition Agreement, executed on [●] (the “Transition Agreement”).
(b)    Return of Company Property. You acknowledge and agree that you have returned to the Company all of the Company Property (as defined below), including, without limitation, Confidential and Proprietary Information (as defined in Section 4(b) below), keys, Company identification cards, access, press and other passes, and all documents, files, equipment, computers, laptops, printers, mobile phones, monitors, telephones, pagers, tablets, VPN fobs, cameras, wireless cards, backpacks, fax machines, credit cards, computer software, peripherals & accessories, storage devices including flash drives and access materials and other property prepared by, for or belonging to the Company (all of such property being referred to herein as “Company Property”). Notwithstanding the foregoing, in certain circumstances and solely in the Company’s discretion, you may be eligible to retain your Company cellular phone or smart phone and/or tablet, which will be remotely wiped of all Confidential and Proprietary Information. You acknowledge and agree that other than for Company business prior to the Separation Date: (i) you have not utilized the Company Property or made or retained any copies, duplicates, reproductions or excerpts of the Company Property; and (ii) you have not accessed, utilized or affected in any manner, any of the Company Property, including, without limitation, its electronic communications systems or any information contained therein.

Preview Document; For Informational Purposes Only
Execution Copy Shall Be Provided On Or After Your Separation Date

(c)     Life, Disability and AD&D Insurance.  Your Company-sponsored life, short- and long-term disability and accidental death and dismemberment (“AD&D”) insurance coverage, if any, will cease as of the Separation Date. There is a thirty-one (31) day grace period after the Separation Date during which you may continue your Company-sponsored life insurance coverage, if applicable. You may continue to receive such coverage by contacting Securian Life Insurance Company at 1-866-365-2374 within the 31-day period.
(d)    Retirement Plans. Any vested benefits that you may have accrued under the Company-sponsored 401(k) Savings Plan or any other Company-sponsored benefit plan (the “Plans”) will be payable after the Separation Date in accordance with the terms of those Plans, as explained in the summary plan descriptions you have previously received, except as set forth in the Transition Agreement. As a result of the separation of your employment on the Separation Date, pursuant to the terms and conditions of the Plans, you will forfeit all benefits that were not vested as of the Separation Date, except as set forth in the Transition Agreement. You may obtain additional copies of the summary plan descriptions from the HR Service Center, which can be reached at 1-866-356-3315.

2.    Separation Benefits
Subject to the terms and conditions contained in this Agreement, if you: (i) execute and deliver this Agreement via Adobe Sign™ by the date set forth above, and (ii) comply with all of the terms, conditions and obligations applicable to you under this Agreement, and (iii) do not revoke this Agreement during the Revocation Period, as defined in Section 9(a) below:
(a)Separation Payment. The Company will pay you $400,000.00, subject to reduction for applicable withholding taxes and deductions (the “Separation Payment”). The Separation Payment will be paid to you in biweekly installments for the twelve (12) month period following the “Effective Date” of this Agreement (as defined in Section 9(b) below), until it is paid in full in accordance with the Company’s prevailing payroll practices.
(b)Incentive Awards. Through March 28 2025, you shall be eligible to continue to vest in your outstanding cash and equity-based incentive compensation awards. The parties hereto acknowledge and agree that the Outstanding Awards shall be subject to the terms and conditions of the Plan and associated Award Agreements.
(b)    *strike if paid. Altice USA Bonus. You shall be entitled to participate in the Altice USA Bonus Plan (the “Altice USA Bonus”) approved by the Company’s Board of Directors for calendar year 2024, and you will be eligible to receive an Altice USA Bonus with respect to calendar year 2024 regardless whether you are employed by the Company on the date on which any such bonus is or would typically be paid. This Alice USA Bonus will be calculated based upon your actual base salary paid to you in 2024 This amount, subject to reduction for applicable withholding taxes and deductions, will be payable to you if and when such bonuses are generally paid to similarly situated active employees and will be based on your 2024 annual target bonus percentage of 100% of your base salary as of the Separation Date, as well as business performance as determined by the Company in its sole discretion, but without adjustment for your individual performance. To the extent the Compensation Committee of the Board of Directors decides to provide a discretionary positive adjustment to the business performance factor used to determine the 2024 Altice USA Bonus for similarly situated executives (direct reports to the CEO who participate in the Corporate Plan), the same discretionary positive adjustment to the business performance factor will be utilized in determining your 2024 bonus.

Preview Document; For Informational Purposes Only
Execution Copy Shall Be Provided On Or After Your Separation Date

(c)    Health Coverage. Your Company-sponsored medical, dental and vision coverage, if any, will continue through the last day of the month in which the Separation Date occurs. Thereafter, you, and your eligible dependents, if any, may be eligible to obtain continuation coverage for a period of time thereafter pursuant to the federal COBRA statute by returning an election form and paying the required premiums on a timely basis, including a 2% COBRA administration premium. If you elect COBRA coverage, the Company will subsidize your COBRA payments for a period of three (3) months from the first day of the month following the month in which the Separation Date occurs so that you will continue to receive such benefits at the active employee rate. Further details regarding COBRA coverage and any necessary forms will be sent to you under separate cover.
(d)    Outplacement. The Company will assist you in your transition by providing you with an outplacement services package, as set forth in the additional information provided to you regarding this benefit. You may commence outplacement services immediately and in no event later than the date that is four (4) months after the Separation Date. You further acknowledge and agree that if you do not sign this Agreement, or if you sign and subsequently revoke this Agreement, you will no longer be entitled to outplacement services and if you have begun such services, you will cease them immediately.
(e)    Continued Compliance. Without waiver of the Company’s remedies for any breach of this Agreement, all amounts and other benefits paid, or due to you, hereunder are expressly conditioned on your not, at any time, being in breach of this Agreement.
(g)    No Other Separation Benefits, Payment, Consideration or Severance Benefits. For purposes of this Agreement, the consideration set forth in this Section 2 shall be referred to as the “Separation Benefits.” The Separation Benefits represent a complete settlement, release and waiver of any claims for allegedly lost wages, benefits, bonuses, or other compensation, mental, physical or other personal injuries, pain and suffering, and costs in connection with any other relief you may seek or claim you may have against the Company, through the date of this Agreement. You hereby confirm that all monies or remuneration of any kind or nature due to you previously have been paid. You agree that no other monies or relief are due to you, other than the payments provided for in this Agreement in consideration of your general release of all claims that you have, may have or may have had against the Releasees (as defined in Section 3(a) below), except as otherwise set forth in the Transition Agreement. If you were to die prior to receiving the final installment of your Separation Benefit under Section 2(a), or the payment of the Altice USA Bonus under Section 2(c), any remaining unpaid installments of the Separation Benefits under Section 2(a) shall be paid to your estate in the form of a single lump sum as soon as reasonably practicable, and any unpaid Altice USA Bonus under Section 2(b) shall be paid to your estate in the regular course.
3.    Release
(a)    You, on behalf of yourself, your heirs, executors, administrators and/or assigns, do hereby release and discharge the Company together with its direct and indirect parent companies, subsidiaries, affiliates, joint ventures, partners, and related entities, past, present and future, and any of its or their predecessors, successors and assigns (collectively, the “Company”), and any of its or their officers, directors, employees, consultants, agents, insurers, reinsurers, shareholders, representatives and assigns, past, present and future, (collectively with the Company, the “Releasees”), of and from any and all legally waivable suits, debts, complaints, claims, liabilities, demands or causes of action, or any right to any other monetary recovery or personal relief, known or unknown, of whatever nature, which you, or any of your heirs, executors, administrators, and assigns ever had or now have against each or any of the Releasees, based upon or arising from any fact or set of facts, whether known or unknown to you, from the beginning of time to the date of execution of this Agreement, including, without limitation, any and all

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claims arising out of or relating to your employment by the Company or the separation of your employment (the “Release”). Without limiting the generality of the foregoing, this Release includes any claim or right based upon or arising under any federal, state or local law regarding fair employment practices, equal opportunity in employment, employment discrimination, retaliation, harassment, leaves of absence, payment of wages or benefits, working conditions, termination of employment, whistleblowing, or otherwise regulating employment, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, each as amended, and any and all other federal, state or local statutory or common law claims, now or hereafter recognized, including but not limited to, any claims for economic loss, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs.
(b)    The Release excludes: claims arising after you sign this Agreement; claims for breach of this Agreement; claims to any vested benefits to which you are entitled under any of the Company's employee benefit plans, in accordance with the terms of the applicable plan documents; and claims that cannot be waived, such as claims for unemployment or workers' compensation, claims arising under the Federal Fair Labor Standards Act or applicable state wage and hour laws, and any claims that cannot be waived as a matter of law. Neither the Release nor anything else in this Agreement limits your rights to file a charge with any administrative agency (such as the U.S. Equal Employment Opportunity Commission or a state fair employment practice agency) or to participate in an agency investigation or other administrative proceeding. However, you give up all rights to any money or other personal benefit from any administrative charge, investigation, or other administrative proceeding.
(c)    You further agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding, or if any person, organization, or other entity has filed, charged, claimed, sued, or caused or permitted to be filed any civil action, suit or legal proceeding, against any of the Releasees involving any matter encompassed by the Release, you are not entitled to and will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding.
(d)    You affirm that you have reported to the Company in writing any work-related physical or mental injury, illness or impairment, which you may have experienced.
4.    Confidentiality
(a)    Agreement. Except as set forth in Section 6, you hereby agree to keep the existence and terms of this Agreement confidential and not to disclose them to any persons other than to your legal, financial and/or tax advisors or to members of your immediate family (all of whom shall also be bound by the foregoing confidentiality covenant) or as required by law, rule, regulation or judicial process.
(b)    Confidential and Proprietary Information. You hereby represent, warrant and agree that: (i) during the course of your employment, you were provided and/or have had access to Confidential and Proprietary Information (as defined below), (ii) you have not removed, nor shall you at any time (including after the Separation Date) remove from any Company facility any Confidential and Proprietary Information and/or documents, materials, or copies thereof containing any Confidential and Proprietary Information (including, without limitation, electronic data in any form), and (iii) you shall retain in strict confidence and shall not use for any purpose whatsoever or divulge, disseminate, copy, disclose to any

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third party, or otherwise use any Confidential and Proprietary Information except in furtherance of the Company’s business. You further understand and agree that all Confidential and Proprietary Information has been divulged or made available to you in confidence and that it would be damaging to the Company if any such Confidential and Proprietary Information were disclosed to any competitor of the Company or any third party or person. Further, you agree not to discuss any information that you have obtained through your employment about the Company or any of its present or former officers, directors, executives, employees, representatives, or shareholders, or any aspects of your tenure as an employee or the termination of such employment (whether or not such information constitutes Confidential and Proprietary Information) with any reporter, author, producer or similar person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles, or writings of any kind, film, videotape, audiotape, Internet websites or any other medium. As used in this Agreement, “Confidential and Proprietary Information” means any non-public information of a confidential or proprietary nature of any of the Releasees, including, without limitation: (i) information of a commercially sensitive, proprietary or personal nature or that, if disclosed, could have an adverse effect on any of the Releasees’ standing in the community, its or their business reputations, operations or competitive positions, (ii) information and documents that have been designated or treated as confidential, (iii) financial data; customer, vendor or shareholder lists or data; advertising, business, sales or marketing plans, tactics and strategies; projects; technical or strategic information about any of the Company's businesses; plans or strategies to market or distribute the services or products of such businesses; plans, tactics, or strategies for third-party negotiations, including but not limited to planned or actual collective bargaining negotiations; economic or commercially sensitive information, policies, practices, procedures or techniques; trade secrets and other intellectual property; merchandising, advertising, marketing or sales strategies or plans; litigation theories or strategies; terms of agreements with third parties and third party trade secrets; information about any of the Releasees’ (to the extent applicable) employees, agents, compensation (including, but not limited to, bonuses, incentives and commissions), or other human resources policies, plans and procedures, or any other non-public material or information relating to any of the Releasees, and (iv) any information (personal, proprietary or otherwise) you learned about any officer, director or member of management of the Company, whether prior, during or subsequent to your employment by the Company. Notwithstanding the foregoing, the obligations of this Section 4(b), other than with respect to subscriber information, shall not apply to Confidential and Proprietary Information that is already in the public domain through no breach by you, or is specifically exempted in writing from the applicability of this Agreement.
5.    Physical and Intellectual Property
You agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any media whatsoever) developed or prepared by you or with your cooperation during the course of your employment by the Company and that are related to the Company or its business (the “Materials”). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without payment to you.

6.    Exception for Disclosure Pursuant to Law
Nothing in this Agreement shall prohibit or restrict you from making any disclosure of information required or expressly protected by law, including providing truthful testimony regarding your employment with the Company, or any Company matter, if required to do so by court order or legal or

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Execution Copy Shall Be Provided On Or After Your Separation Date

administrative process, provided however, that you give the Company written notice of such court order or legal or administrative process within three (3) business days of your receipt of the court order or legal or administrative process notification, or earlier if the return date is less than three (3) business days from your receipt of the court order or legal or administrative process notification, sent by e-mail and overnight mail (signature receipt) to the General Counsel, 1 Court Square, Long Island City, NY 11120 e-mail address (legalnotice@alticeusa.com). In the event you receive a subpoena or other judicial process or request of a governmental authority to provide information subject to the attorney-client and/or work product privileges, you shall immediately inform the General Counsel at the facsimile number above and shall take all reasonable steps requested by the Company to maintain the privileged nature of such information. In addition, nothing in this Agreement shall prohibit or restrict you from: (i) cooperating, participating or assisting in any investigation or proceeding brought by any federal, state or local regulatory or law enforcement agency or legislative body, or any self-regulatory organization, or the Company’s legal, compliance or human resources officers; or (ii) reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. If you make a report or disclosure pursuant to the foregoing subsection (ii), you are not required to obtain prior authorization from the Company to make such report or disclosure and you are not required to notify the Company that you have done so. Pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
7.    Further Cooperation
You agree to cooperate fully with and assist the Company in connection with any matter with which you were involved prior to the Separation Date, and/or in any litigations, investigations, regulatory matters, arbitrations, negotiations (including, without limitation, collective bargaining negotiations), disputes, claims, charges filed with any federal, state, or local governmental agency, or administrative proceedings or appeals (including any preparation therefor) that (i) relate to your employment with the Company, services performed or required by you, or any act or omission by you; (ii) as to which you may have pertinent information; and/or (iii) where the Company believes that your personal knowledge, attendance and participation could be necessary. Such cooperation shall include, but is not limited to, your providing truthful testimony by affidavit, deposition, testimony or otherwise in connection with a trial, arbitration or similar proceeding, upon the Company’s reasonable request. You further agree to make yourself reasonably available for preparation for hearings, proceedings or litigation and for attendance at any pre-trial discovery and trial sessions. You further agree to perform all acts and execute any and all documents that may be necessary to carry out the provisions of this Paragraph. The Company shall make reasonable efforts to minimize disruption of your other activities. The Company shall reimburse you for reasonable, pre-approved, expenses incurred in connection with such cooperation after the Separation Date.

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Execution Copy Shall Be Provided On Or After Your Separation Date

8.    Right to Counsel/Voluntary Waiver
The Company advises you to consult with a lawyer before executing this Agreement and you acknowledge that you: (i) have been provided with a period of at least twenty-one (21) days to do so, (ii) have read this Agreement (including, but not limited to, the “Release” in Section 3(a) above), (iii) fully understand the terms of this Agreement, and (iv) have executed this Agreement knowingly and voluntarily and without coercion, whether express or implied.
9.    Revocation
    (a)    Right to Revoke. You may revoke this Agreement within seven (7) days after the date on which you sign it (the “Revocation Period”). This Agreement will not be binding or enforceable until that seven- (7) day Revocation Period has expired. If you decide to revoke this Agreement, you must notify us of your revocation in a letter signed by you, sent via FedEx/UPS, signature receipt, and received by Michael Olsen, 1 Court Square, Long Island City, NY 11120 no later than the seventh (7th) day after you signed this Agreement. A letter of revocation that is not post-marked by the seventh (7th) day after you have signed the Agreement will be invalid and will not revoke this Agreement.
    (b)    Effective Date of Agreement. If you have not revoked this Agreement in accordance with this Section 9, the eighth (8th) day after the date on which you sign the Agreement shall be the “Effective Date” of the Agreement.
10.    Post-Employment Restrictions
(a)    Non-Disparagement. You represent, warrant and agree, for yourself and any other representatives while they are acting on your behalf, that you (and they) have not and will not engage in any disparaging conduct, including but not limited to making disparaging or negative statements, that is intended to or does damage to the good will of, or the business or personal reputations of, any of the Releasees. This provision applies not only to verbal communications but also to all written communications including but not limited to communications through social media/social networking sites such as Facebook, Twitter and the like. The Company represents, warrants and agrees, to instruct the Executive Leadership Team in writing not to engage in any publicly disparaging conduct including, but not limited to, making directly or indirectly disparaging or negative statements that are intended to or are reasonably likely to do damage to the good will of, or your business or personal reputation.
(b)    Confidential Information.    You acknowledge and agree that your obligation not to disclose Confidential Information as set forth in detail in Section 4 above continues in full force and effect not only for the duration of your employment with the Company, but also upon and after your employment with the Company ceases. You hereby acknowledge and agree that due to your position with the Company and your knowledge of the Company's Confidential and Proprietary Information (as that term is defined in Section 4(b) above), your employment by or affiliation with certain entities, or your solicitation of the Company’s employees, customers, consultants, or vendors, would be detrimental to the Company.
(c)    Non-Competition.  You further hereby acknowledge and agree that the services rendered by you for the Company are special and unique and that a part of the consideration set forth in this Agreement is in exchange for your promises set forth in this Section 10.  You hereby represent, warrant and confirm that, you have not and will not for the period of time during which you are receiving the Separation Benefits under this Agreement, directly or indirectly, become employed by, assist, consult to, advise in any manner or have any material interest in, any Competitive Entity, with which you would hold a role or position similar to any role or position you held with the Company, or for whom you would

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Execution Copy Shall Be Provided On Or After Your Separation Date

provide services similar to those you provided to the Company, during the twenty-four (24) months preceding the Separation Date or in which you would have responsibility for or access to confidential information similar or relevant to that which you had access to during the twenty-four (24) months preceding the Separation Date.  A "Competitive Entity" shall mean any multiple system operator and any person, entity or business that competes with any of the Company’s cable television, video programming distribution, advertising, voice-over internet protocol, telephone, broadband, on-line data, content and wired or wireless data businesses, or mobile phone/data and MVNO business, as well as such other businesses as the Company engages in as of the Separation Date.  Your agreement not to compete is limited to within 100 miles of the office(s), whether home or business, from which you reported, primarily worked or provided substantial services on behalf of the Company during the twenty-four (24) months preceding the Separation Date.  Ownership of not more than one percent (1%) of the outstanding stock of any publicly traded company shall not, by itself, constitute a violation of this provision.
(d)    Non-Solicitation.  You agree not to solicit, contact or persuade, directly or indirectly (whether for your own interest or any other person or entity’s interest) any employee, customer (from which the Company received payment or payment-in-kind), consultant or vendor of the Company to leave the employ of the Company or to cease or to reduce working for and/or doing business with the Company for one (1) year after the Separation Date.
    You acknowledge that, in your role with the Company, you had access to documents and information regarding the Company’s customers, clients, services, methods of operation, sales, pricing, employees, and the specialized business needs of the Company’s customers and clients, which documents and information are highly confidential. You acknowledge that this information, as well as the Company’s relationships with its employees and customers, are among the Company’s most important assets and business interests, and due to the nature of your employment with the Company, you have been placed in a position to create, maintain, and build those relationships into an asset that is of significant value to the Company and for which you have been previously compensated. You recognize that because of this, and in exchange for the Separation Benefits, you agree to abide by the post-employment restrictions.
(e)    Reasonableness of Restraints and Modification. You agree that you and the Company have attempted to limit your right to solicit and compete as applicable only to the extent permitted by applicable law and necessary to protect the Company from unfair competition. If a court of competent jurisdiction determines that the restrictions in this Section 10 are too long in duration or too broad in scope to be reasonable and enforceable, the court shall amend such a provision only so much as is necessary for the restrictions to be reasonable and enforceable.
11.    Choice of Law/Forum/Waiver of Jury Trial/Contract Interpretation
(a)    This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York without reference to its conflict of law principles except to the extent preempted by the Employee Retirement Income Security Act of 1974 (“ERISA”).
(b)    You hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York with respect to the interpretation and enforcement of the provisions of this Agreement, and you hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

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(c)    You hereby waive any right to a jury trial on any issue in any controversy relating to, arising out of, pertaining to or affecting this Agreement, your employment by the Company and/or the separation of your employment, including, but not limited to, any federal or state statutory or common law claims, including, but not limited to, any right to a jury trial provided by statute, the Seventh Amendment to the United States Constitution, or any other authority.
(d)    You agree that the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning and not strictly for or against you or the Company.
12.    Additional Provisions
(a)    Breach of Agreement. You hereby acknowledge and agree that your breach or threatened breach of Sections 4, 5, 6, 7, or 10 of this Agreement will cause irreparable harm to the Company for which monetary damages alone will not provide an adequate remedy. Accordingly, the Company, in addition to any other rights or remedies available to it under this Agreement or otherwise, will be entitled to an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any violation of these provisions, without the necessity of showing actual damage and without any bond or other security being required. You hereby further acknowledge that all Separation Benefits in Section 2 of this Agreement are subject to forfeiture, recoupment, or clawback if you violate the Post-Employment Restrictions described in Section 10 above as reasonably determined by the Company in its sole discretion.
(b)    Withholdings and Tax Consequences. The Company may withhold from any payment due hereunder any taxes that are required to be withheld under any law, rule or regulation. This Agreement, and the provision of payments hereunder, is intended to be exempt from Internal Revenue Code Section 409A both as a short term deferral and separation pay plan. The Company does not guarantee the tax treatment of any Agreement payments, including without limitation, under the Internal Revenue Code, federal, state or local laws. You agree that you have not relied on any advice from the Company, the Releasees, or their attorneys concerning the tax consequences of the payments made pursuant to this Agreement.
(c)    Non-Admission of Liability. The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against any of the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed, contractual or otherwise, by any of the Releasees to you.
(d)    Indemnification. You hereby agree to indemnify and hold harmless each Releasee, against any and all damages or liabilities (including, without limitation, tax liabilities), expenses and costs that may arise out of or that are in any way related to a breach or failure to perform by you of any of the terms and provisions of this Agreement.
(e)    Entire Agreement. This Agreement sets forth the entire agreement of the parties concerning any separation benefits which may be due to you in connection with the termination of your employment on the Separation Date, and except for the Transition Agreement, supersedes any and all prior agreements, discussions, understandings, promises and expectations with respect to the subject matter thereof. This Agreement may be modified only by a written instrument signed by you and by the Company.

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(f)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that you may not assign this Agreement without the express written consent of the Company.
(g)    Severability. In the event any paragraph, section, sentence, provision, or clause of this Agreement, or portion thereof, shall be determined to be illegal, invalid, or unenforceable, the remainder of this Agreement, and the remainder of any such paragraph, section, sentence, provision, or clause shall not be affected and shall be given full effect without regard to the illegal, invalid or unenforceable portion, provided, however, if Section 3(a) above is held illegal, invalid or unenforceable, the Company shall be released from any obligations under Section 2 above.
(g)    Rehire. If you are rehired as an employee of the Company during the period in which you are receiving Separation Benefits, you agree that the Company’s obligations to provide the Separation Benefits to you in accordance with Section 2 will terminate as of the date of rehire, and you will waive any further rights to the Separation Benefits under this Agreement.
(h)     Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code (“Section 409A”) or are exempt therefrom and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered so as to be in compliance therewith. The parties hereby acknowledge and agree that (i) the Separation Benefit due to you under Section 2 of this Agreement is payable or provided to you on account of your “separation from service” within the meaning of Section 409A; and (ii) each installment of the Separation Benefit payable to you under Section 2 of this Agreement is intended to be treated as a separate payment for purposes of Section 409A that is exempt from Section 409A, to the maximum extent possible, under the “short-term deferral” exemption of Treasury Regulation Section 1.409A-1(b)(4) and/or the “window program” exemption of Treasury Regulation Section 1.409A-1(b)(9)(iii). In no event may you, directly or indirectly, designate the calendar year of any payment under this Agreement.
13.    Acknowledgments and Waivers Including Express Waiver Under the ADEA
By signing below, you certify and acknowledge as follows:

(a)    That you have read the terms of this Agreement, and that you understand its terms and effects, including the fact that under this Agreement you have agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of or relating to your employment by the Company or the separation of your employment, up and through the date of your execution of this Agreement, including any and all claims relating to age discrimination under the ADEA;
(b)    That you have signed this Agreement voluntarily and knowingly in exchange for the Separation Benefits described herein, which you acknowledge are adequate and satisfactory to you and which you acknowledge are in addition to any other benefits to which you are otherwise entitled;
(c)    That you have been and are hereby advised in writing to consult with an attorney prior to signing this Agreement, and that you have been given an adequate opportunity to do so;
(d)    That under this Agreement you do not waive rights or claims that may arise after the date this Agreement is executed;
(e)    That the Company has provided you with a period of at least twenty-one (21) days within which to consider this Agreement, and that you have signed on the date indicated below after concluding that this Agreement is satisfactory to you;

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(f)    That if you choose to execute this Agreement before the expiration of the twenty-one (21) day period, you do so freely, voluntarily, and with full knowledge of your rights; and
(g)    That this Agreement may be revoked by you within seven (7) calendar days after you execute this Agreement, in accordance with Section 9(a) above, and it shall not become effective until the expiration of such seven- (7) day Revocation Period.
(h)    Employee acknowledges and agrees that this Agreement may be executed by electronic signature, including but not limited to signature by Adobe Sign™, which shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system. Employee hereby waives any objection to electronic signature. Employee understands and agrees that “electronic signature” includes, without limitation, electronically scanned and transmitted versions of a signature, including but not limited to PDF versions.
We wish you luck in your future endeavors.

Sincerely yours,

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____________________________
Michael Olsen
General Counsel and CCRO
Altice USA, Inc.

Accepted and Agreed to:

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_________________________
Colleen R. Schmidt

_________________________
Date

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